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                                                                    Exhibit 23.3




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-44962, 33-44963, 33-64832, 33-74418, 33-86108, 33-86106,
333-39653, 333-37163) pertaining to various employee and director stock option plans of American Superconductor Corporation of our report dated February 29, 1996, with respect to the financial statements of Superconductivity, Inc. included in the Current Report on Form 10K for the fiscal year ended March 31, 1998, filed by American Superconductor Corporation with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

                                        Ernst & Young LLP



Milwaukee, Wisconsin
June 24, 1998